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                                                                 Exhibit 23.1(d)

                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Ambac Assurance Corporation:


We consent to the incorporation by reference in the registration statement (No. 333-20675) of EQCC Receivables Corporation and EQCC Asset Backed Corporation (together the "Registrant") and in the Prospectus Supplement of the Registrant dated September 24, 1997 (the "Prospectus Supplement") of our report dated January 30, 1997 on the consolidated financial statements of Ambac Assurance Corporation (formerly AMBAC Corporation) as of December 31, 1996 and 1995, and for each of the years in the three-year period ended December 31, 1996, which report appears in the Form 8-K of Ambac Financial Group, Inc. (formerly AMBAC Inc.), dated March 12, 1997 and to the reference to our firm under the heading "Experts" in the Prospectus Supplement.



                                   /s/ KPMG Peat Marwick LLP


New York, New York
September 24, 1997